Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of China Ceramics Co., Ltd. (the “Company”) on Form F-3 (File No. 333-206516) of our report dated April 20, 2015, with respect to our audits of the consolidated financial statements as of December 31, 2014 and 2013 and for each of the years in the two-year period ended December 31, 2014, which appears in this Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

/s/ Crowe Horwath (HK) CPA Limited

Crowe Horwath (HK) CPA Limited
Hong Kong, China
April 20, 2016